Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AccuShares Commodities Trust I (the “Company”) on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2015

/s/ Robert Rokose **

Robert Rokose*

Chief Financial Officer and Treasurer

(Principal Financial Officer and Principal Accounting Officer)

*The Registrant is a trust and Mr. Rokose is signing in his capacity as an officer of AccuShares Investment Management, LLC, the Sponsor of the Registrant.

**The original executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.